Exhibit 23.4
CONSENT OF
BROWN ARMSTRONG
ACCOUNTANCY CORPORATION

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 22, 2011, relating to the consolidated financial statements of Tri-Valley Corporation and its subsidiaries as of December 31, 2010 and 2009, and for each of the years in the three-year period ended December 31, 2010, and to the effectiveness of internal control over financial reporting of Tri-Valley Corporation as of December 31, 2010.

BROWN ARMSTRONG ACCOUNTANCY CORPORATION

By: /s/ Eric H. Xin
       Eric H. Xin

Bakersfield, California

June 7, 2011